EXECUTION VERSION

EXCHANGE LISTED FUNDS TRUST
 AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Foreside Fund Services, LLC (the “Distributor”) and Credit Suisse Securities (USA), LLC (the “Participant”) and is subject to acceptance by The Bank of New York Mellon (the “Index Receipt Agent”) as index receipt agent for Exchange Listed Funds Trust (the “Trust”).

The Index Receipt Agent serves as the index receipt agent for the Trust and all of its designated series (each a “Fund” and collectively, the “Funds”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the shares issued by the Funds known as “Shares.” This Agreement shall apply to each of the current and future Funds.

The process by which an investor purchases and redeems Shares from a Fund is described in detail in the Trust's current prospectuses and statement of additional information (“SAI”), as each may be supplemented or amended from time to time (the “Prospectuses”) that comprise part of the Trust's registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 333-180871; Investment Company Act of 1940 Registration No. 811-22700) (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is qualified in its entirety by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectuses as each may be supplemented or amended from time to time in the sole discretion of the Trust. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, each known as a “Creation Unit.” The number of Shares presently constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an entity that has entered into this Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of the NSCC (each, an “AP”).

To purchase a Creation Unit, an AP, such as Participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Balancing Amount”), plus a purchase transaction fee as described in the Fund Documents (the “Transaction Fee”). To redeem a Creation Unit an AP, such as Participant, whether acting for its own account or on behalf of another party, generally must deliver a Creation Unit of Shares to the Fund and pay the Transaction Fee in exchange for the Deposit Securities and Balancing Amount. The Deposit Securities and the Balancing Amount together constitute the “Fund Deposit” for a Purchase Order or a Redemption Order. The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust and may be changed from time to time.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems, The procedures for processing an order to purchase Shares (a “Purchase Order”) and an order to redeem Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase Orders and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents, Unless otherwise provided in the Fund Documents, the Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

The parties hereto, in consideration of the promises and of the mutual agreements contained herein, agree as follows:

1.               STATUS OF PARTICIPANT

(a)            The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process, subject to the procedures for purchase and redemption referred to in Paragraph 2 of this Agreement and the Fund Documents. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status or eligibility. Upon such notice, the Distributor, in its sole discretion, upon consultation with the Trust, may terminate this Agreement.

(b)            The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Consitution, By-Laws and Conduct Rules of FINRA in connection with its role as Participant, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may  not lawfully be offered and/or sold.

(c)            If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the FINRA, as set forth above, the Participant nevertheless agrees to observe able laws of the U.S. and of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (“1933 Act”) and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(d)            The Participant represents and warrants to the Distributor, Trust and Funds that immediately after each acquisition of a Rule 144A security by the Participant pursuant to this Agreement, it or, if applicable, the person on whose behalf it is acting, is a “qualified institutional buyer,” as defined in Rule 144A under the 1933 Act.

(e)            Upon written request, the Distributor and the Trust will make available to appropriate representatives of the Participant access to such information and personnel as is reasonable and customary to enable parties to establish a due diligence defense under the 1933 Act; provided that neither the Distributor nor the Trust need disclose any non-public information to any such representative unless such representative has entered into a confidentiality agreement with the Distributor or the Trust, as applicable.

2.               EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)            All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents, Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used in connection with the purchase and redemption of Creation Units, which includes use by representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Shares cash collateral settlement procedures that are referenced in the Fund Documents. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that a Purchase Order or Redemption Order shall be irrevocable, and that the Distributor and the Trust have and reserve the right, in their sole discretion without prior notice, to reject a Purchase Order or Redemption Order or suspend sales of Shares, in accordance with the terms of the Fund Documents and the Investment Company Act of 1940 (“1940 Act”). Notice of this rejection will be promptly communicated to the Participant via the Index Receipt Agent’s electronic order system.

(b)            With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it acts to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is then acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it acts that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is then acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

(c)         In the event that the basket of Deposit Securities to be delivered by the Participant in connection with any Purchase Order or the basket of Shares to be delivered by the Participant in connection with any Redemption Order is missing some of the required securities on the Contractual Settlement Date (as defined below) for such Purchase Order or Redemption Order, the Distributor, the Trust and the Index Receipt Agent agree not to treat such Purchase Order or Redemption Order as a failed trade or a failed settlement provided that the Participant, on or prior to the close of business on the first business day following the Contractual Settlement Date for such Purchase Order or Redemption Order, (i) delivers to the Index Receipt Agent or the Distributor, as applicable, on behalf of the Trust (in accordance with the delivery instructions provided by the Index Receipt Agent or the Distributor, as applicable), (A) for Purchase Orders, the required Balancing Amount, such Deposit Securities as the Participant has available for delivery, and cash collateral in an amount up to 115% of the market value of the missing Deposit Securities, or (B) for Redemption Orders, such Shares as the Participant has available for delivery and cash collateral in an amount up to 115% of the market value of the missing Shares, or (ii) delivers to the Trust through the NSCC or otherwise (as instructed by the Index Receipt Agent or the Distributor, as applicable, for the benefit of the Trust) the missing securities or cash in lieu of such securities. Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Trust or the Distributor or the Index Receipt Agent on behalf of the Trust to complete any such Purchase Order or Redemption Order unless and until the Participant fully complies with the requirements of this section 2(c).

3.            AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor then transmitted by the Distributor to the Index Receipt Agent, The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4.            MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents, warrants, and agrees that it will not make any representations concerning Shares, the Trust or the Funds, other than those contained in the Funds” then current Prospectuses or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor, The Participant understands that the Fund will not be advertised or marketed as an open- end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Shares will disclose that Shares may be tendered for redemption to the issuing Fund only in Creation Units, Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business, sales commentary and research reports that include information, opinions, or recommendations relating to Shares (i) for public dissemination, provided that such sales commentary and research reports comply with all applicable laws and regulations and are not used for purposes of marketing Shares and (ii) for internal use by the Participant (collectively, “Broker Materials”).

5.            TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents on behalf of itself and any party for which it acts that upon delivery of Deposit Securities, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities in the possession or control of the Participant immediately prior to such delivery are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act. The representation provided in this Section 5 excludes restrictions due to the status of the Trust, the Fund, or the Trust’s investment adviser as an “affiliate” of such issuer of the Deposit Securities under Rule 144 of the 1933 Act and any other restriction that derives from facts, status, or events that are particular to the Trust, the Fund, or its investment adviser.

6.            BALANCING AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Balancing Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Balancing Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Index Recipient Agent or the Trust for any amounts advanced by the Index Recipient Agent or other Trust service provider or agent in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.               ROLE OF PARTICIPANT

(a)            The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)            The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c)            The Participant agrees to maintain all books and records of all sales of Shares made by or through it pursuant to its obligations under the federal securities laws and to furnish copies of such records to the Trust, Funds or the Distributor upon the request of the Trust, Funds or the Distributor subject to any privacy, confidentiality, or other obligations it may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization.

(d)            The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the 1934 Act) of Shares. To the extent that it is a Beneficial Owner of Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares, provided that, for the avoidance of doubt, such appointment would be limited in scope to the matters described in this subparagraph (d). The Distributor, which accepts the appointment, intends to vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of each Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. In connection with this grant by the Participant to the Distributor of its irrevocable proxy, which the Distributor hereby accepts, the parties agree that this irrevocable proxy is coupled with an interest sufficient in law to support the irrevocable power.

(e)            The Participant represents that it has implemented an anti-money laundering program (“AML Program”) consistent with all applicable federal laws, including the Bank Secrecy Act, as amended by the USA Patriot Act, and the regulations thereunder, and FINRA Rule 3310. At a minimum, the Participant’s AML Program (i) establishes and implements policies and procedures that can be reasonably expected to detect and cause the reporting of transactions required under 31 U.S.C. 5318(g) and the implementing regulations thereunder; (ii) establish and implements policies, procedures, and internal controls reasonably designed to achieve compliance with the Bank Secrecy Act and the implementing regulations thereunder; (iii) provides for annual independent testing; (iv) designates an individual or individuals responsible for implementing and monitoring the day-to-day operations and internal controls of the program; and (v) provides ongoing training for appropriate personnel. The Participant represents that it maintains policies and procedures to screen for “specially designated nationals” and other prohibited persons under the regulations administered by the Office of Foreign Assets Control (codified at 31 CFR 500 et seq.). The Distributor shall verify the identity of each Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.

8.               AUTHORIZED PERSONS OF THE PARTICIPANT

(a)            Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or Funds, the Participant shall deliver to the Trust or Funds, with copies to the Distributor and Index Receipt Agent, a certificate in a form approved by the Trust or Funds (see Annex I hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Trust or Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Trust or Funds of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Trust or Funds with copy to the Distributor and Index Receipt Agent and such notice shall be effective upon receipt by the Trust or Funds.

(b)            The Index Receipt Agent with notice to the Distributor shall issue to each Authorized Person of the Participant a unique personal identification number (“PIN Number”) by which the an Authorized Person shall be identified and instructions issued by an Authorized Person on behalf of the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Index Receipt Agent with notice to the Distributor. If for some reason, an Authorized Person’s PIN number is compromised, the Participant shall contact the Index Receipt Agent with notice to the Distributor immediately in order for a new one to be issued.

(c)            The Index Receipt Agent or Distributor, as applicable, shall assume that all instructions issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Index Receipt Agent has actual knowledge to the contrary or the Participant has revoked such Authorized Person’s PIN Number. The Index Receipt Agent or Distributor, as applicable, shall not verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person’s PIN Number, unless the Participant previously submitted written notice to revoke such Authorized Person’s PIN Number.

9.               REDEMPTIONS

(a)            The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, including as required by Section 22(e) of the 1940 Act.

(b)            The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares, and that such Shares have not been borrowed from or loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund. In the event that the Distributor and/or the Trust have reason to believe that the above representations, covenants and warranties are not true, the Distributor and/or the Trust may require the Participant to execute supporting documentation in order for the Redemption Order to be deemed in proper form. Failure to execute such supporting documentation may result in the Participant’s Redemption Request being rejected as not in proper form.

(c)            The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single person. For the avoidance of doubt, Participant understands and agrees that Participant may not aggregate Shares of different persons to meet the one account requirement set forth in this paragraph.

(d)            Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

10.            COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

(a)            The Participant represents, covenants and warrants that, based upon the number of outstanding Shares of any particular Fund, it does not, and will not in the future, hold for the account of any single Beneficial Owner, or group of related Beneficial Owner, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

(b)            The Participant agrees that the confirmation relating to any order for one or more Creation Units shall state as follows: “Purchaser represents and warrants that, after giving effect to the purchase of Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing from it any of the Shares to which this confirmation relates.”

(c)            A fund and its Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

(d)            The Participant shall otherwise use reasonable efforts to ensure that on each Business Day: (i) no redeeming shareholder is also a purchasing shareholder; (ii) no redeeming shareholder is affiliated in any manner to or with a purchasing shareholder; (iii) each redeeming shareholder and purchasing shareholder are acting for their own respective beneficial interests; (iv) no Redemption Order is for the beneficial interest of a person placing a Purchase Order; and (v) persons placing Redemption Orders and Purchase Orders are not acting pursuant to any common plan, mutual agreement, or understanding.

11.            OBLIGATIONS OF PARTICIPANT

(a)            The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request, subject to any privacy, confidentiality, or other obligations Participant may have to its customers arising under federal or state securities laws or the applicable rules of any self-regulatory organization.

(b)            The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(c)            The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Shares.

12.            INDEMNIPFICATION

Section 12 shall survive the termination of this Agreement.

(a)            The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, Funds, Index Receipt Agent, their respective subsidiaries, affiliates, trustees, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Participant to comply with all laws (including rules and regulations of self-regulatory organizations) applicable to it in connection with its role as Participant, except the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by the Participant’s reasonable reliance on instructions given or representations made by such Participant Indemnified Party; (iv) actions of any Participant Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex I (as each may be amended from time to time) reasonably believed by the Participant Indemnified Party to be genuine; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Trust or Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Trust or Funds. The Participant shall not be liable to a Participant Indemnified Party for any damages arising out of mistakes or errors in data provided to the Participant by, or mistakes or errors caused by or arising out of interruptions or delays of communications with a Participant Indemnified Party due to any action of a service provider to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund. Participant shall not be responsible for any violation of law attributable to an incomplete or misleading Fund Prospectus or Trust registration statement; provided, however, the Participant will not be relieved of liability to the extent the Fund Prospectus or registration statement is incomplete or misleading as a result of information furnished by the Participant, or the failure of the Participant to furnish information, to the Distributor or Trust for inclusion in the Fund Prospectus or registration statement.

(b)            The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Distributor to comply with all laws (including rules and regulations of self-regulatory organizations) applicable to it in connection with its role as Distributor, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by such Distributor Indemnified Party; (iv) actions of such Distributor Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex I (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor; or (v) any actual or alleged misstatement or omission of a material fact made or required to be made in the registration statement or Prospectus (each as amended or supplemented) or made in any promotional material or sales literature furnished to the Participant by the Distributor. The Distributor shall not be liable to a Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor by, or mistakes or errors caused by or arising out of interruptions or delays of communications with, a Distributor Indemnified Party due to any action of a service provider to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(c)            The Trust, Funds, Distributor, Index Receipt Agent, and any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and the Fund or the Fund’s benchmark index.

13.            INFORMATION ABOUT DEPOSIT SECURITIES

The Funds’ investment adviser, Exchange Traded Concepts, LLC, will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund.

14.            RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Fund Prospectuses and represents that it has reviewed the document(s) (including the SAI incorporated therein) and understands the terms thereof. The Distributor represents that it will notify the Participant when a revised, supplemented, or amended Prospectus for a Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented, or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. The Distributor will make such revised, supplemented, or amended Prospectus available to the Participant no later than its effective date.

15.            CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a single Prospectus, annual or semi-annual report or other report required to be delivered to shareholders (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver such Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website, and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can he downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

16.            CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor and the Participant in connection with the placing of orders may he recorded, and the Participant hereby grants its consent to such recordings.

17.            NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, or telex numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

18.            EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)            This Agreement shall become effective five Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Participant. A “Business Day” shall mean each day the Listing Exchange is open for business.

(b)            This Agreement may be terminated at any time by any party upon 60 days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each party’s successors, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party.

(c)            This Agreement may be amended by the Distributor from time to time without the consent of the Participant or Index Receipt Agent by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with paragraph 17 above. If neither the Participant nor the Index Receipt Agent objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms. Notwithstanding the foregoing, this Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or retires existing Funds, provided, however, that notice shall be provided to the Participant of such creation or retirement of Funds.

19.            TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

20.            INCORPORATION BY REFERENCE

The Participant acknowledges receipt of the Fund Documents, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

21.            GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

22.            COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:	July 6, 2015

Foreside Fund Services, LLC

By:	/s/ Mark Fairbanks

Name:	Mark Fairbanks
Title:	President
Address:	Three Canal Plaza, Suite 100
Portland, Maine 04101
Telephone:	207-553-7110
Facsimile:	207-553-7151

Credit Suisse Securities (USA), LLC
DTC/NSCC Clearing Participant Code:

By:	/s/ Jason R. Vickery
Name:	Jason R. Vickery
Title:	M.D.
Address:	11 Madison Ave. 8th Floor
Telephone:	(212) 325-9897
Facsimile:
E-mail:	jason.vickery@credit-suisse.com

ACCEPTED BY:

The Bank of New York Mellon, as Index Receipt Agent

By:	/s/ Stephen Cook
Name:	Stephen Cook
Title:	Managing Director
Address:

Telephone:
Facsimile:

ANNEX I

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following - are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Exchange Listed Funds Trust Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For each Authorized Person:

Name:	Greg Guttas
Title:	Analyst
Signature:	/s/ Greg Guttas
E-Mail Address:	greg.guttas@credit-suisse.com
Telephone:	(212) 325-9857
Facsimile:

Name:	Biran McGibbon
Title:	Director
Signature:	/s/ Brian McGibbon
E-Mail Address:	brian.mcgibbon@credit-suisse.com
Telephone:	212-325-9857
Facsimile:	212-322-7627

Name:	German Manaim
Title:	Analyst
Signature:	/s/ German Manaim
E-Mail Address:	german.manaim@credit-suisse.com
Telephone:	212-325-9857
Facsimile:	212-322-7627

Name:	Amy Strassberg
Title:	Associate
Signature:	/s/ Amy Strassberg
E-Mail Address:	Amy.Strassberg@credit-suisse.com
Telephone:	212-325-3205
Facsimile:	212-322-1831

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

The undersigned does hereby certify that the persons listed above have been duly elected to the ofices set forth beneath their names, that they presently hold such offices, they have been duly authorized to act as Authorized to Persons pursuant to the Authorized Participant Agreement by and among Foreside Fund Services, LLC and Credit Suisse Securities (USA), LLC dated 7/6/15 and that their signatures set forth above are their own true and genuine signatures.

By:	/s/ Jason R. Vickery
Date:	7/6/15
Name:	Jason R. Vickery
Title:	M.D.

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